TERMINATION OF

STOCKHOLDERS AGREEMENT

This Termination of Stockholders Agreement (this “Termination Agreement”) is made as of March 6, 2018 by and between PolarityTE, Inc., a Delaware corporation (the “Company”) and the undersigned stockholders of the Company (“Stockholders”) who are party to that certain Stockholders Agreement dated as of December 1, 2016 (the “Stockholders Agreement”) by and among Majesco Entertainment Company, a Delaware corporation and predecessor to the Company (the “Predecessor”), Denver Lough (“Lough”), Edward Swanson (“Swanson” and together with Lough, the “Restricted Stockholders”), and Polarityte, Inc., a Nevada corporation (“Polarityte Nevada”). Unless otherwise defined or noted herein, capitalized terms used in this Termination Agreement have the meanings ascribed to them in the Stockholders Agreement.

RECITALS

WHEREAS: the Stockholders Agreement was entered into on December 1, 2016, by and among the Predecessor, the Restricted Stockholders, Polarityte Nevada, and the Stockholders; and following the subsequent merger of Polarityte Nevada with and into the Predecessor, the Company became the successor-in-interest to all rights and obligations of the Predecessor under the Stockholders Agreement.

WHEREAS: the parties to the Stockholders Agreement now desire to terminate the Stockholders Agreement.

WHEREAS: pursuant to Section 7 of the Stockholders Agreement, the Stockholders Agreement provides that the Stockholders Agreement may be amended, modified or supplemented only by written agreement of the Company and a majority of the Stockholders signatory thereto.

WHEREAS: the parties to the Stockholders Agreement desire to amend the Stockholder Agreement such that all rights and obligations of the parties to the Stockholders Agreement shall be terminated, effective immediately.

WHEREAS: the undersigned Stockholders constitute a majority of the Stockholders signatory to the Stockholders Agreement.

AGREEMENT

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	Termination of Stockholders Agreement. The parties hereto agree that the Stockholders Agreement is hereby terminated and shall have no further force or effect, effective immediately.

2.	Successors. This amendment shall be binding on, and shall inure to the benefit of all parties hereto and their successors and assigns.

3.	Release. Each Stockholder, on behalf of itself and its affiliates (including without limitation all affiliated entities through which Stockholder has purchased or beneficially owns, directly or indirectly, shares of capital stock of the Company), successors, assigns and agents (the “Stockholder Releasing Parties”), does hereby fully and forever release, remise, acquit and discharge each of the Restricted Stockholders and their respective successors and assigns (the “Restricted Stockholder Released Parties”), and the Company and its officers, directors, stockholders, successors, assigns and agents (the “Company Released Parties”) from and against any and all claims, demands, damages, debts, liabilities, obligations, expenses, liens, attorneys’ fees, actions, causes of action, expenses, or suits of any kind or nature whatsoever, whether known or unknown, foreseen or unforeseen, in law or in equity, which the Stockholder has or may have against the Company Released Parties and the Restricted Stockholder Released Parties, at any time up to the date hereof arising out of or relating to the Stockholders Agreement.

4.	Counterparts. This Termination Agreement may be executed in any number of counterparts, each of which is enforceable against the parties that execute such counterparts, and all of which together constitute one instrument.

5.	Execution and Delivery. A facsimile, .pdf, telecopy or other reproduction of this Termination Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, .pdf, or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery will be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Termination Agreement as well as any facsimile, .pdf, telecopy or other reproduction hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement effective as of the day and year first above written.

COMPANY:		STOCKHOLDER:
POLARITYTE, INC.

/s/ Cameron Hoyler	By:	/s/ Denver Lough
Name: Cameron Hoyler	Name:	Denver Lough
Title: Chief Legal Officer and General Counsel

STOCKHOLDER:

By:	/s/ Barry Honig
Name:	Barry Honig

STOCKHOLDER:

By:	/s/ Edward Swanson
Name:	Edward Swanson